UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017

DCP MIDSTREAM, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

(303) 595-3331
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2017, DCP Midstream, LP (the “Partnership”) and its 100% owned subsidiary, DCP Midstream Operating, LP, entered into the First Amendment and Joinder to Amended and Restated Credit Agreement (the “Amendment”) with Mizuho Bank, Ltd, as administrative agent, certain lenders constituting the required lenders under the Existing Credit Agreement, and other financial institutions party thereto.

The Amendment amends that certain Amended and Restated Credit Agreement dated May 1, 2014 (the “Existing Credit Agreement” as amended by the Amendment, the “Credit Agreement”). The Amendment increases the aggregate commitments under the unsecured revolving credit facility to approximately $1.4 billion. The Amendment also allows for unrestricted cash and cash equivalents to be netted against consolidated indebtedness for purposes of calculating the Partnership’s Consolidated Leverage Ratio (as defined in the Credit Agreement). Additionally, the Amendment modifies the financial covenant such that the maximum Consolidated Leverage Ratio of the Partnership as of the end of any fiscal quarter shall not exceed: (a) 5.75 to 1.0 for the quarters ending March 31, 2017 through December 31, 2017, (b) 5.50 to 1.0 for the quarter ending March 31, 2018, (c) 5.25 to 1.0 for the quarter ending June 30, 2018, and (d) 5.00 to 1.0 for the quarters thereafter; provided that, if there is a Qualified Acquisition (as defined in the Credit Agreement) during any fiscal quarter ending June 30, 2018 or thereafter, the maximum Consolidated Leverage Ratio shall not exceed 5.50 to 1.0 at the end of such quarter and at the end of the two fiscal quarters immediately thereafter.

Affiliates of certain of the lenders under the Credit Agreement have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Partnership and its affiliates in the ordinary course of business, for which they have received, and may continue to receive, customary fees and commissions.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment and Joinder to Amended and Restated Credit Agreement dated February 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2017	DCP MIDSTREAM, LP

By: DCP MIDSTREAM GP, LP
its general partner

By: DCP MIDSTREAM GP, LLC
its general partner

By: /s/ Michael S. Richards
Michael S. Richards
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment and Joinder to Amended and Restated Credit Agreement dated February 24, 2017.